March 8, 2022

Alpine 4 Holdings, Inc.

2525 E Arizona Biltmore Circle, Suite C237

Phoenix, AZ 85016

Re: Alpine 4 Holdings, Inc., Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), in connection with (i) an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-252539) that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 10, 2021, under the Securities Act of 1933, as amended, relating to the registration by the Company of the sale of, among other things, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which may be issued from time to time as set forth in the Registration Statement and the base prospectus contained therein; (ii) the statutory prospectus included in the Registration Statement, as amended (the “Base Prospectus”); and (iii) the prospectus supplement dated March 8, 2022 (the “Prospectus Supplement”), relating to the issue and sale of shares of Common Stock  having an aggregate offering price of up to $50,000,000 from time to time pursuant to the Registration Statement (the “Shares”). The Shares are to be sold by the Company in accordance with the Sales Agreement (“Agreement”) dated March 8, 2022, between the Company and A.G.P./Alliance Global Partners.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the exhibits thereto, (ii) the Base Prospectus contained within the Registration Statement, (iii) the Prospectus Supplement, (iv) the Certificate of Incorporation of the Company, as amended to date (“Certificate of Incorporation”), (v) the Bylaws of the Company currently in effect, (vi) the Agreement, (vii) such corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions set forth below, including the resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares, and the authorization and approval of the Agreement and the transactions contemplated thereby (the “Resolutions”), and (viii) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth below.

We have assumed (i) that the specific sale of the Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that that the sale and issuance of the Shares will not exceed (a) the authorized number of shares of Common Stock set forth in the Certificate of Incorporation, and (b) the aggregate amount of Shares authorized for offer, sale, and issuance by the Resolutions.

We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized for issuance by the Company and, when the terms of the sale and issuance of the Shares have been duly approved by all necessary corporate action by the Company and when issued and paid for in accordance with the Agreement and as provided in the Prospectus Supplement, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or any changes in applicable law.

This opinion is issued to you solely for use in connection with the Registration Statement and the Prospectus Supplement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any other government agency or other person, without our prior written consent.

Very truly yours,

KIRTON MCCONKIE PC